SHELTON FUNDS 485BPOS

Exhibit 99(h)(8)

August 16, 2021

To: Trustees of Shelton Funds and SCM Trust

From: Greg Pusch, CCO

Re: Joint Compliance Program Staffing and Funding

Background

[REDACTED]

Recommendations

[REDACTED]

If approved this would represent [REDACTED] $333,000. [REDACTED].

[REDACTED]

[REDACTED]

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